Exhibit 99.1

ALLIED WORLD REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•
The company announced on December 18, 2016 it had entered into a definitive agreement to be acquired by Fairfax Financial Holdings Limited (TSX: FFH and FFH.U), whereby Fairfax will acquire all of the outstanding shares of the company for a total equity value of approximately $4.9 billion, including a $5.00 special dividend to be paid by Allied World. The acquisition is anticipated to be completed in the second quarter of 2017.

•	Growth in basic book value per share of 5.0% for the full year 2016.

•	Full year combined ratio of 96.2% and underwriting income of $91.0 million.

•	Net investment income increased by 19.2% to $217.7 million for the full year 2016.

•	Net catastrophe losses of $49.9 million during the quarter primarily due to Hurricane Matthew and the New Zealand earthquake.
ZUG, Switzerland -- (BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported a net loss of $40.9 million, or $0.47 per diluted share, for the fourth quarter of 2016 compared to net income of $1.7 million, or $0.02 per diluted share, for the fourth quarter of 2015. Net income for the year ended December 31, 2016 was $255.2 million, or $2.84 per diluted share, compared to net income of $83.9 million, or $0.89 per diluted share, for the year ended December 31, 2015.
The company reported operating income of $42.4 million, or $0.48 per diluted share, for the fourth quarter of 2016, compared to operating income of $43.0 million, or $0.47 per diluted share, for the fourth quarter of 2015. Operating income for the year ended December 31, 2016 was $239.4 million, or $2.67 per diluted share, compared to operating income of $212.0 million, or $2.25 per diluted share, for the year ended December 31, 2015.
President and Chief Executive Officer, Scott Carmilani commented, "Allied World had a very good year in 2016 despite a challenging operating environment and an increase in natural catastrophes during the fourth quarter. For the full year, I am pleased that our 96.2% combined ratio and solid contributions from the investment portfolio helped generate an 8.3% return on tangible equity and grow our basic book value per share by 5.0%. Looking ahead, we are very excited to become a part of the Fairfax family of companies and believe this combination will better position us to grow our specialty businesses globally in 2017 and beyond."

Fourth Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended December 31,		Diluted per share			Year Ended December 31,		Diluted per share
	2016	2015	2016		2015	2016	2015	2016	2015

Net income	$(40.9)	$1.7	$(0.46	)*	$0.02	$255.2	$83.9	$2.84	$0.89
Add pre-tax effect of:
Net realized investment losses (gains)	101.9	38.8	1.15		0.42	2.1	127.6	(0.02)	1.36
Foreign exchange loss (gain)	0.8	0.9	0.01		0.01	(4.1)	11.3	(0.04)	0.12
Income tax (benefit) expense	(19.4)	1.6	(0.22)		0.02	(9.7)	(10.8)	(0.11)	(0.12)
Operating income	$42.4	$43.0	$0.48		$0.47	$239.4	$212.0	$2.67	$2.25

* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share, and not in the calculation of diluted earnings per share, as there was a net loss during the three months ended December 31, 2016.

Fourth Quarter Operating Results

•
Gross premiums written were $671.7 million, a 6.2% increase compared to $632.4 million in the fourth quarter of 2015. This was driven by increases in the North American Insurance and Reinsurance segments, offset by a decrease in the Global Markets Insurance segment.

◦
The North American Insurance segment grew 10% to $502.2 million, led by increases in casualty, professional lines and other specialty lines. Partially offsetting this were reductions in property lines.

◦	The Global Markets Insurance segment decreased 8.4% to $135.7 million, driven by reductions in several lines of business across Europe and Asia.

◦	The Reinsurance segment increased 22.5% to $33.8 million, driven by an increase in estimated premium adjustments, compared to $27.6 million in the prior year period.

•	The combined ratio was 99.8%, compared to 97.0% in the fourth quarter of 2015.

•	The loss and loss expense ratio was 67.2%, compared to 66.3% in the prior year quarter.

•
During the fourth quarter of 2016, the company recorded $49.9 million of net catastrophe losses, or 8.7 percentage points on the loss and loss expense ratio, compared to no reported catastrophe losses in the fourth quarter of 2015.

•	See the below table for a breakout of net catastrophe losses by segment for the fourth quarter of 2016:

(Expressed in millions of U.S. dollars)	Hurricane Matthew	New Zealand Earthquake	Adjustments (prior quarters)	Total

North American Insurance	$18.1			$18.1
Global Markets Insurance	$8.0	$2.1		$10.1
Reinsurance	$12.0	$13.5	($3.8)	$21.7
	$38.1	$15.6	($3.8)	$49.9

•
During the fourth quarter of 2016, the company recorded net favorable reserve development on prior loss years of $5.3 million, a benefit of 0.9 percentage points to the loss and loss expense ratio, compared to $12.5 million of adverse reserve development, an addition of 2.0 percentage points a year ago.

•
The company's expense ratio was 32.6% for the fourth quarter of 2016, compared to 30.7% in the prior year quarter. This increase was largely due to the impact of higher compensation expenses from stock based awards, driven by an increase in Allied World's share price during the quarter.

Investment Results

•	The total financial statement return on the company's investment portfolio for the fourth quarter ended December 31, 2016 was (0.5)%, compared to 0.1% for the quarter ended December 31, 2015.

•
Net investment income increased $9.0 million, an 18.4% increase compared to the prior year quarter, as a result of contributions from the fixed income portfolio and higher returns from the hedge fund and private equity portfolios.

•
Net realized losses of $101.9 million for the fourth quarter of 2016 were a significant contributor to the year-over-year decrease in total return, as rising yields negatively impacted the fixed income portfolio. The prior year period included net realized losses of $38.8 million.

•See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net investment income	$58.1	$49.1	$217.8	$182.1
Net realized investment (losses) gains	(101.9)	(38.8)	2.1	(127.6)
Total financial statement portfolio return	$(43.8)	$10.3	$219.9	$54.5

Average invested assets	$8,955.2	$9,008.1	$8,963.2	$8,866.2
Financial statement portfolio return	(0.5)%	0.1%	2.5%	0.6%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of December 31, 2016, the company’s total shareholders' equity decreased to $3,551.9 million compared to $3,615.9 million as of September 30, 2016.

•	As of December 31, 2016, basic book value per share was $40.78, a decrease of 1.9% compared to $41.57 as of September 30, 2016, and an increase of 5.0% compared to $38.84 as of December 31, 2015.

•	As of December 31, 2016, diluted book value per share was $39.52, a decrease of 1.9% compared to $40.29 as of September 30, 2016, and an increase of 4.6% compared to $37.78 as of December 31, 2015.

•
As of December 31, 2016, diluted tangible book value per share was $34.01, a decrease of 1.9% compared to $34.67 as of September 30, 2016, and an increase of 5.0% compared to $32.38 as of December 31, 2015.

Capital Management

•
For the year ended December 31, 2016, the company repurchased 4,669,513 shares for an aggregate cost of $166.3 million at an average price of $35.61. The Company does not anticipate repurchasing common stock pending the completion of the Fairfax transaction.

•
In April 2016, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. The first, second and third dividends were paid on June 30, 2016, September 29, 2016 and December 29, 2016, respectively. The fourth dividend scheduled for March 2017 will, subject to approval by our shareholders, be canceled in conjunction with the announced transaction with Fairfax.

Supplementary Information
Allied World will be providing a Financial Supplement as of December 31, 2016. This information will be available in the "Investors" section of the company's website at www.awac.com.

Conference Call
Given the pending acquisition by Fairfax, Allied World will not host a conference call to discuss its fourth quarter 2016 results.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
"Annualized return on average shareholders' equity" is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments and currency translation adjustment gains (losses). Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. These gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The ROATE is the same calculation but reduces shareholders' equity for goodwill and intangible assets. The company presents ROAE and ROATE as measures that are commonly recognized as standards of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments or currency translation adjustment gains (losses). The ROATE is the same calculation but reduces shareholders' equity for goodwill and intangible assets. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized return on average shareholders' equity explanation above.
The company has included "tangible shareholders' equity", which is total shareholders' equity excluding goodwill and intangible assets, because it represents a more liquid measure of the company's net assets than total shareholders' equity. The company also has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: https://www.linkedin.com/company/allied-world.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed acquisition; the inability to obtain Allied World’s or Fairfax’s shareholder approval or the failure to satisfy other conditions to completion of the proposed acquisition, including receipt of regulatory approvals; risks that the proposed acquisition disrupts our current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the proposed acquisition; the amount of the costs, fees, expenses and charges related to the proposed acquisition; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information About the Proposed Acquisition and Where to Find It
This communication may contain certain information relating to the proposed acquisition of Allied World by Fairfax Financial Holdings Limited (“Fairfax”) that will become the subject of a registration statement, which will include a prospectus, to be filed by Fairfax with the U.S. Securities and Exchange Commission (the “SEC”), and a proxy statement to be filed by Allied World with the SEC, each of which will provide details of the proposed acquisition and the attendant benefits and risks. This communication is not a substitute for the proxy statement, the prospectus or any other document that Allied World or Fairfax may file with the SEC or send to their shareholders in connection with the proposed acquisition. Investors and security holders are urged to read the registration statement on Form F-4, including the prospectus, as well as the proxy statement of Allied World, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed acquisition. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents at Allied World’s website (www.awac.com) or by contacting Allied World’s Corporate Secretary, attn.: Theodore Neos, at Allied World Assurance Company Holdings, AG, Park Tower, 15th floor, Gubelstrasse 24, 6300 Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Allied World, Fairfax and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed acquisition. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 10, 2016 for its 2016 Annual General Meeting of Shareholders. Information about Fairfax’s directors and executive officers is available in Fairfax’s management proxy circular dated March 11, 2016 for its 2016 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement, the prospectus and other relevant materials to be filed with the SEC regarding the acquisition when they become available. Investors should read the definitive proxy statement and the prospectus carefully when they become available before making any voting or investment decisions.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues:
Gross premiums written	$671,703	$632,357	$3,065,766	$3,093,003
Premiums ceded	(226,375)	(167,539)	(809,930)	(644,996)

Net premiums written	445,328	464,818	2,255,836	2,448,007
Change in unearned premiums	131,651	157,991	88,284	40,379
Net premiums earned	576,979	622,809	2,344,120	2,488,386

Net investment income	58,131	49,099	217,786	182,077
Net realized investment (losses) gains	(101,946)	(38,849)	2,068	(127,632)
Other income	4,818	982	12,438	3,495
Total revenues	537,982	634,041	2,576,412	2,546,326
Expenses:
Net losses and loss expenses	387,774	412,756	1,501,844	1,586,334
Acquisition costs	82,018	95,938	339,762	375,356
General and administrative expenses	106,134	95,025	411,452	406,324
Other expense	1,789	1,907	6,797	6,210
Amortization and impairment of intangible assets	3,222	3,668	10,724	9,759
Interest expense	10,444	18,126	63,734	61,398
Foreign exchange loss (gain)	801	920	(4,090)	11,289
Total expenses	592,182	628,340	2,330,223	2,456,670
(Loss) income before income taxes	(54,200)	5,701	246,189	89,656
Income tax (benefit) expense	(13,323)	3,994	(9,055)	5,765
NET (LOSS) INCOME	$(40,877)	$1,707	$255,244	$83,891

PER SHARE DATA:
Basic (loss) earnings per share	$(0.47)	$0.02	$2.89	$0.91
Diluted (loss) earnings per share	$(0.47)	$0.02	$2.84	$0.89

Weighted average common shares outstanding	87,036,339	90,934,107	88,275,810	92,530,208
Weighted average common shares and common share equivalents outstanding	87,036,339	92,422,422	89,800,894	94,174,460

Dividends paid per share	$0.26	$0.52	$1.04	$1.23

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
ASSETS:	2016	2015
Fixed maturity investments trading, at fair value	$6,737,719	$7,201,538
Equity securities trading, at fair value	243,905	403,022
Other invested assets	960,678	966,709

Total investments	7,942,302	8,571,269
Cash and cash equivalents	797,431	668,612
Insurance balances receivable	783,958	745,888
Funds held	466,821	640,819
Prepaid reinsurance	486,375	392,265
Reinsurance recoverable	1,624,968	1,479,959
Reinsurance recoverable on paid losses	104,362	96,437
Accrued investment income	35,994	38,304
Net deferred acquisition costs	121,077	165,206
Goodwill	389,693	388,127
Intangible assets	104,745	116,623
Balances receivable on sale of investments	114,660	36,889
Net deferred tax assets	38,726	24,401
Other assets	167,921	147,149

Total assets	$13,179,033	$13,511,948

LIABILITIES:
Reserve for losses and loss expenses	$6,639,241	$6,456,156
Unearned premiums	1,688,146	1,683,274
Reinsurance balances payable	223,323	214,369
Balances due on purchases of investments	79,650	125,126
Senior notes	794,172	1,292,907
Other long-term debt	21,970	23,033
Accounts payable and accrued liabilities	180,647	184,541
Total liabilities	9,627,149	9,979,406

SHAREHOLDERS' EQUITY:
Common shares: 2016 and 2015: par value CHF 4.10 per share (2016: 93,586,418; 2015: 95,523,230 shares issued and 2016: 87,098,120; 2015: 90,959,635 shares outstanding)	378,840	386,702
Treasury shares, at cost (2016: 6,488,298; 2015: 4,563,595)	(233,791)	(155,072)
Accumulated other comprehensive loss	(11,556)	(9,297)
Retained earnings	3,418,391	3,310,209
Total shareholders' equity	3,551,884	3,532,542

Total liabilities and shareholders' equity	$13,179,033	$13,511,948

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended December 31, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$502,205	$135,701	$33,797	$671,703
Net premiums written	318,476	100,385	26,467	445,328
Net premiums earned	308,121	92,706	176,152	576,979
Net losses and loss expenses	(220,146)	(66,054)	(101,574)	(387,774)
Acquisition costs	(29,214)	(15,827)	(36,977)	(82,018)
General and administrative expenses	(59,182)	(30,478)	(16,474)	(106,134)
Underwriting (loss) income	(421)	(19,653)	21,127	1,053
Other insurance-related revenues	4,163	655	—	4,818
Other insurance-related expenses	(463)	(744)	(582)	(1,789)
Segment income (loss)	3,279	(19,742)	20,545	4,082
Net investment income				58,131
Net realized investment losses				(101,946)
Amortization and impairment of intangible assets				(3,222)
Interest expense				(10,444)
Foreign exchange loss				(801)
Loss before income taxes				$(54,200)

GAAP Ratios:
Loss and loss expense ratio	71.4%	71.3%	57.7%	67.2%
Acquisition cost ratio	9.5%	17.1%	21.0%	14.2%
General and administrative expense ratio	19.2%	32.9%	9.4%	18.4%
Expense ratio	28.7%	50.0%	30.4%	32.6%
Combined ratio	100.1%	121.3%	88.1%	99.8%

	North American	Global Markets
Three Months Ended December 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$456,649	$148,127	$27,581	$632,357
Net premiums written	338,238	107,875	18,705	464,818
Net premiums earned	327,124	103,800	191,885	622,809
Net losses and loss expenses	(254,719)	(83,112)	(74,925)	(412,756)
Acquisition costs	(38,693)	(16,846)	(40,399)	(95,938)
General and administrative expenses	(48,973)	(30,264)	(15,788)	(95,025)
Underwriting income (loss)	(15,261)	(26,422)	60,773	19,090
Other insurance-related revenues	982	—	—	982
Other insurance-related expenses	(587)	(282)	(1,038)	(1,907)
Segment (loss) income	(14,866)	(26,704)	59,735	18,165
Net investment income				49,099
Net realized investment losses				(38,849)
Amortization and impairment of intangible assets				(3,668)
Interest expense				(18,126)
Foreign exchange loss				(920)
Income before income taxes				$5,701

GAAP Ratios:
Loss and loss expense ratio	77.9%	80.1%	39.0%	66.3%
Acquisition cost ratio	11.8%	16.2%	21.1%	15.4%
General and administrative expense ratio	15.0%	29.2%	8.2%	15.3%
Expense ratio	26.8%	45.4%	29.3%	30.7%
Combined ratio	104.7%	125.5%	68.3%	97.0%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Year Ended December 31, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,856,298	$503,327	$706,141	$3,065,766
Net premiums written	1,223,402	367,513	664,921	2,255,836
Net premiums earned	1,266,863	377,841	699,416	2,344,120
Net losses and loss expenses	(862,247)	(269,464)	(370,133)	(1,501,844)
Acquisition costs	(132,049)	(66,451)	(141,262)	(339,762)
General and administrative expenses	(223,302)	(123,676)	(64,474)	(411,452)
Underwriting income (loss)	49,265	(81,750)	123,547	91,062
Other insurance-related revenues	6,777	1,396	4,265	12,438
Other insurance-related expenses	(2,339)	(1,077)	(3,381)	(6,797)
Segment income (loss)	53,703	(81,431)	124,431	96,703
Net investment income				217,786
Net realized investment loss				2,068
Amortization and impairment of intangible assets				(10,724)
Interest expense				(63,734)
Foreign exchange loss				4,090
Income before income taxes				$246,189

GAAP Ratios:
Loss and loss expense ratio	68.1%	71.3%	52.9%	64.1%
Acquisition cost ratio	10.4%	17.6%	20.2%	14.5%
General and administrative expense ratio	17.6%	32.7%	9.2%	17.6%
Expense ratio	28.0%	50.3%	29.4%	32.1%
Combined ratio	96.1%	121.6%	82.3%	96.2%

	North American	Global Markets
Year Ended December 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,815,285	$476,349	$801,368	$3,093,002
Net premiums written	1,358,104	324,105	765,798	2,448,007
Net premiums earned	1,301,356	366,793	820,237	2,488,386
Net losses and loss expenses	(910,193)	(240,312)	(435,829)	(1,586,334)
Acquisition costs	(139,512)	(70,921)	(164,923)	(375,356)
General and administrative expenses	(224,708)	(108,353)	(73,263)	(406,324)
Underwriting income (loss)	26,943	(52,793)	146,222	120,372
Other insurance-related revenues	3,495	—	—	3,495
Other insurance-related expenses	(2,664)	(2,508)	(1,038)	(6,210)
Segment income (loss)	27,774	(55,301)	145,184	117,657
Net investment income				182,077
Net realized investment losses				(127,632)
Amortization and impairment of intangible assets				(9,759)
Interest expense				(61,398)
Foreign exchange loss				(11,289)
Income before income taxes				$89,656

GAAP Ratios:
Loss and loss expense ratio	69.9%	65.5%	53.1%	63.7%
Acquisition cost ratio	10.7%	19.3%	20.1%	15.1%
General and administrative expense ratio	17.3%	29.5%	8.9%	16.3%
Expense ratio	28.0%	48.8%	29.0%	31.4%
Combined ratio	97.9%	114.3%	82.1%	95.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net (loss) income	$(40,877)	$1,707	$255,244	$83,891
Add pre tax effect of:
Net realized investment losses (gains)	101,946	38,849	(2,068)	127,632
Foreign exchange loss (gain)	801	920	(4,090)	11,289
Income tax (benefit) expense(1)	(19,432)	1,536	(9,734)	(10,845)
Operating income	$42,438	$43,012	$239,352	$211,967

Weighted average common shares outstanding:
Basic	87,036,339	90,934,107	88,275,810	92,530,208
Diluted	88,780,410*	92,422,422	89,800,894	94,174,460

Basic per share data:
Net (loss) income	$(0.47)	$0.02	$2.89	$0.91
Add pre tax effect of:
Net realized investment losses (gains)	1.17	0.43	(0.02)	1.38
Foreign exchange loss (gain)	0.01	0.01	(0.05)	0.12
Income tax (benefit) expense(1)	(0.22)	0.01	(0.11)	(0.12)
Operating income	$0.49	$0.47	$2.71	$2.29

Diluted per share data:
Net (loss) income	$(0.46)*	$0.02	$2.84	$0.89
Add pre tax effect of:
Net realized investment losses (gains)	1.15	0.42	(0.02)	1.36
Foreign exchange loss (gain)	0.01	0.01	(0.04)	0.12
Income tax (benefit) expense(1)	(0.22)	0.02	(0.11)	(0.12)
Operating income	$0.48	$0.47	$2.67	$2.25

(1) Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment related to.

* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share, and not in the calculation of diluted earnings per share, as there was a net loss during the three months ended December 31, 2016.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

As of		As of	As of
December 31,		September 30,	December 31,
2016		2016	2015
Price per share at period end	$53.71	$40.42	$37.19

Total shareholders' equity	$3,551,884	$3,615,869	$3,532,542
Deduct:
Goodwill	389,693	392,768	388,127
Intangible assets	104,745	111,100	116,623
Total tangible shareholders' equity	$3,057,446	$3,112,001	$3,027,792

Basic common shares outstanding	87,098,120	86,974,284	90,959,635

Add: unvested restricted share units	1,133,929	1,194,576	819,309

Add: performance based equity awards	583,441	588,537	591,683

Add: employee share purchase plan	37,616	38,404	53,514

Add: dilutive options outstanding	1,525,743	1,652,847	1,968,607
Weighted average exercise price per share	$17.36	$17.14	$16.87
Deduct: options bought back via treasury method	(493,146)	(700,903)	(892,993)

Common shares and common share
equivalents outstanding	89,885,703	89,747,745	93,499,755

Basic book value per common share	$40.78	$41.57	$38.84
Diluted book value per common share	$39.52	$40.29	$37.78

Basic tangible book value per common share	$35.10	$35.78	$33.29
Diluted tangible book value per common share	$34.01	$34.67	$32.38

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

Three Months Ended December 31,			Year Ended December 31,
2016		2015	2016	2015

Opening shareholders' equity	$3,615,869	$3,555,405	$3,532,542	$3,778,291
Add: accumulated other comprehensive loss	5,421	4,265	9,297	—
Adjusted opening shareholders' equity	3,621,290	3,559,670	3,541,839	3,778,291
Adjusted opening tangible shareholders' equity(1)	3,117,422	3,074,277	3,037,089	3,453,735

Closing shareholders' equity	$3,551,884	$3,532,542	$3,551,884	$3,532,542
Add: accumulated other comprehensive loss	11,556	9,297	11,556	9,297
Adjusted closing shareholders' equity	3,563,440	3,541,839	3,563,440	3,541,839
Adjusted closing tangible shareholders' equity(1)	3,069,002	3,037,089	3,069,002	3,037,089

Average adjusted shareholders' equity	$3,592,365	$3,550,755	$3,552,640	$3,660,065
Average adjusted tangible shareholders' equity	3,093,212	3,055,683	3,053,046	3,245,412

Net (loss) income available to shareholders	$(40,877)	$1,707	$255,244	$83,891
Annualized net (loss) income available to shareholders	(163,508)	6,828	255,244	83,891

Annualized return on average shareholders' equity - net (loss) income available to shareholders	(4.6)%	0.2%	7.2%	2.3%
Annualized return on average tangible shareholders' equity - net (loss) income available to shareholders	(5.3)%	0.2%	8.4%	2.6%

Operating income available to shareholders	$42,438	$43,012	$239,352	$211,967
Annualized operating income available to shareholders	169,752	172,048	239,352	211,967

Annualized return on average shareholders' equity - operating income available to shareholders	4.7%	4.8%	6.7%	5.8%
Annualized return on average tangible shareholders' equity - operating income available to shareholders	5.5%	5.6%	7.8%	6.5%

(1) Represents adjusted shareholders' equity less goodwill and intangible assets for each period presented.

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Giuseppe Montefinese
Manager, Investor Relations
+1-646-794-0690
Giuseppe.Montefinese@awac.com
Website: www.awac.com